CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 37 to  Registration
Statement No. 2-75812 of Centennial  Government Trust on Form N-1A of our report dated August 13, 2004,  appearing in the  Statement of  Additional  Information, which is part of such Registration  Statement,  and to the reference to us under the headings "Independent  Auditors" in the Statement of Additional  Information
and  "Financial  Highlights"  in the  Prospectus,  which  is  also  part of such
Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
August 23, 2004